UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2005 (May 9, 2005)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	3

SIGNATURES	4

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) The Nasdaq Stock Market, Inc. (“Nasdaq”) is obligated by the terms of an Amended and Restated Securityholders Agreement (the “Agreement”), dated as of April 22, 2005, among Nasdaq, Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.L.C., Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., Integral Capital Partners VI, L.P. and VAB Investors, LLC (collectively, “SLP”), to nominate and use its reasonable best efforts to cause the election of a representative of SLP to Nasdaq’s board of directors (the “Board”). Glenn Hutchins, a Managing Director of the general partner of SLP, has been nominated by Nasdaq’s Nominating Committee and elected by the Board as a Class 1 Director to serve a term that expires at the 2007 annual meeting of stockholders of Nasdaq. Mr. Hutchins joined the Board effective May 9, 2005. Nasdaq has agreed to appoint Mr. Hutchins to the Board’s Finance and Compensation Committees.

The information concerning the Agreement and related transactions contained in Item 1.01 of Nasdaq’s Current Report on Form 8-K, dated April 28, 2005, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ STOCK MARKET, INC.

Dated: May 13, 2005	By:	/s/ Edward S. Knight
Edward S. Knight Executive Vice President and General Counsel